As filed with the United States Securities and Exchange Commission on November 4, 2021.

Registration No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Intelligent Medicine Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	6770	86-2283527
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

9001 Burdette Rd.

Bethesda, MD 20817
(202) 905-5834

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gregory C. Simon
Intelligent Medicine Acquisition Corp.
9001 Burdette Rd.
Bethesda, MD 20817
(202) 905-5834

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Frank Lopez, Esq. Jonathan Ko, Esq. Michael R. Rosella R. William Burns, Esq. Paul Hastings LLP 200 Park Avenue New York, New York 10166 (212) 318-6800	Douglas S. Ellenoff, Esq. Stuart Neuhauser, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 (212) 370-1300

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.   ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☒ 333-260205

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one share of Class A Common Stock, $0.0001 par value, and one-half of one redeemable warrant(2)	3,450,000 Units	$10.00	$34,500,000	$3,198
Shares of Class A Common Stock included as part of the Units(3)	3,450,000 Shares	—	—	—(4)
Redeemable warrants to acquire one share of Class A Common Stock included as part of the Units(3)	1,725,000 Warrants	—	—	—(4)
Class A Common Stock underlying redeemable warrants(3)	1,725,000 Shares	$11.50	$19,837,500	$1,839
Total			$54,337,500	$5,037

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-260205).

(3)	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from sub-divisions, share capitalizations, or similar transactions.

(4)	No fee pursuant to Rule 457(g).

(5)	The Registrant previously registered securities having a proposed maximum aggregate offering price of $271,687,500 on its Registration Statement on Form S-1, as amended (File No. 333-260205), which was declared effective by the Securities and Exchange Commission on November 4, 2021. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $54,337,500 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ over-allotment option.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed with respect to the registration of 3,450,000 additional units of Intelligent Medicine Acquisition Corp., a Delaware corporation (the “Registrant”), each consisting of one share of Class A Common Stock and one-half of one redeemable warrant, and the redeemable warrants acquire one share of Class Common Stock, as described in the following sentence, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. Each whole warrant entitles the holder thereof to purchase one share Class A Common Stock at a price of $11.50 per share, subject to certain adjustments, and only whole warrants are exercisable. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-260205) (the “Prior Registration Statement”), initially filed by the Registrant on October 13, 2021, as amended by Amendment No.1 filed with the Commission on October 26, 2021 and declared effective by the Securities and Exchange Commission on November 4, 2021. The required opinion of counsel and related consent and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

CERTIFICATION

The Registrant hereby certifies to the Securities and Exchange Commission (the “Commission”) that (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of November 5, 2021), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than November 5, 2021.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules.

(a)            Exhibits. All exhibits filed with or incorporated by reference in the Registration Statement on Form S-1 (SEC File No. 333-260205) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit No.	Description

5.1	Opinion of Paul Hastings LLP

23.1	Consent of Marcum LLP

23.2	Consent of Paul Hastings LLP (included in Exhibit 5.1)

24	Power of Attorney (included in signature page to the Registrant’s Prior Registration Statement (File No. 333-260205), filed October 13, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 4th day of November, 2021.

Intelligent Medicine Acquisition Corp.

By:	/s/ Gregory C. Simon
	Name:	Gregory C. Simon
	Title:	Chief Executive Officer and Chief Financial Officer

Signature	Position	Date

/s/ Gregory C. Simon
Gregory C. Simon	Chief Executive Officer, Chief Financial Officer and Director	November 4, 2021

/s/ Jack Hidary	Chairman of the Board	November 4, 2021
Jack Hidary	(Director)

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